Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2004, accompanying the financial statements of Envirosource, Inc. and subsidiaries contained in Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/    Grant Thornton LLP

Philadelphia, Pennsylvania

August 28, 2006